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                                                                      EXHIBIT 21



                         Subsidiaries of the Registrant


                                                   Jurisdiction of Organization
Name of Subsidiary                                       or Incorporation
------------------                                 -----------------------------



I.G.K. Industries, Inc.                            Michigan

Interface Systems International, Ltd.              England

Seitronix Corporation                              Michigan